EXHIBIT 4.3

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW AND NEITHER MAY BE SOLD OR OTHERWISE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (ii) THE COMPANY SHALL HAVE RECEIVED A WRITTEN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THE EFFECT THAT REGISTRATION UNDER SUCH SECURITIES ACT AND SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.

TARGACEPT, INC.

WARRANT TO PURCHASE COMMON STOCK

August 22, 2000

FOR VALUE RECEIVED, R.J. REYNOLDS TOBACCO COMPANY, a New Jersey corporation (together with any subsequent holder or holders hereof, the “Holder”), is entitled to subscribe for and purchase from Targacept, Inc., a Delaware corporation (the “Company”), 1,612,903 shares (“Shares”) of the Company’s common stock, $0,001 par value per share (“Common Stock”), in accordance with the terms of this Warrant to Purchase Common Stock (this “Warrant”) as hereinafter set forth. All Shares issued upon the exercise of this Warrant will, upon issuance and full payment therefor, be fully paid and nonassessable and free from all taxes, liens and charges with respect thereto.

This Warrant is subject to the following terms and conditions:

1. Term of Warrant. This Warrant shall be exercisable, in whole or in part, upon the earliest to occur of the date on which: (i) an initial public offering of Common Stock is consummated; (ii) a share exchange, consolidation or merger of the Company with or into any other corporation or other entity or any other corporate reorganization in which the Company is not the surviving entity (unless the stockholders of the Company immediately prior to such share exchange, consolidation, merger or reorganization hold in excess of fifty percent (50%) of the general voting power of the surviving corporation) is consummated; (iii) a transaction or series of related transactions in which in excess of fifty percent (50%) of the Company’s general voting power is transferred to a third party (or group of affiliated third parties) that were not previously stockholders of the Company (other than an issuance by the Company of shares of its capital stock) is consummated; or (iv) a sale of all or substantially all of the assets of the Company

(unless the stockholders of the Company immediately prior to such sale hold in excess of fifty percent (50%) of the general voting power of the purchasing party or parties) is consummated (such earliest date, the “Exercise Date”). Any unexercised portion of this Warrant shall terminate and become unexercisable as of 11:59 p.m., Eastern time, on the Exercise Date. As used herein, the term “general voting power” is to be determined based on the aggregate number of votes that are attributable to outstanding securities entitled to vote in the election of directors, general partners, managers or persons performing analogous functions to directors of the entity in question, without regard to contractual arrangements that establish a management structure or that vest the right to designate directors in certain parties.

2. Exercise Price.

(a) The price per Share at which this Warrant may be exercised shall be $4.65 (the “Warrant Price”), as adjusted as provided in Section 3. Upon delivery of this Warrant, together with the payment of the Warrant Price for the Shares to be purchased, at the principal office of the Company, the Holder shall be deemed to have exercised this Warrant and shall be entitled to be issued the Shares so purchased.

(b) In lieu of exercising this Warrant by payment of the Warrant Price in accordance with Section 2(a), the Holder may elect to receive, without the payment of any additional consideration, Shares equal to the value of this Warrant or any portion hereof exercised, as determined below, by the surrender of this Warrant to the Company (with a duly executed notice of exercise), at the principal office of the Company. Thereupon, the Company shall issue to the Holder such number of fully paid and nonassessable Shares as is computed using the following formula:

X	=	Y(A-B) A

Where X	=	the number of Shares to be issued to the Holder pursuant to this Section 2(b)

Y	=	the number of Shares in respect of which the election is made pursuant to this Section 2(b)

A	=	the Market Price of one Share which may be purchased under Section 2(a) at the time the election is made pursuant to this Section 2(b)

B	=	the Warrant Price in effect under this Warrant at the time the election is made pursuant to this Section 2(b)

For purposes hereof, the term “Market Price” shall mean the average of the daily closing prices per Share for the ten (10) consecutive trading days immediately preceding the day as of which Market Price is being determined. The closing price for each day shall be the last sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on the New York Stock Exchange, or, if the Shares are not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which the Shares are listed or admitted to trading, or if the Shares are not so listed or admitted to trading, the average of the closing bid and asked prices as quoted on NASDAQ. If the Shares are not listed or admitted to trading on any exchange or quoted on NASDAQ, the Market Price shall be determined in good faith by the Board of Directors of the Company (the “Board”).

3. Adjustment of Warrant Price and Number of Shares Purchasable Hereunder. The Warrant Price and the number of Shares purchasable hereunder shall be subject to adjustment from time to time in accordance with the following provisions:

(a) In the event of any distribution of money or property by the Company, either tangible or intangible (other than distributions of shares of Common Stock), to the holders of shares of Common Stock, the Warrant Price for the Shares then subject to this Warrant shall be reduced by the per share amount of such distribution unless and until the Warrant Price is reduced to zero. If and when the Warrant Price is equal to zero, the Holder shall be entitled to receive, concurrently with the holders of the shares of Common Stock then outstanding, the per share amount of any such distribution with respect to the number of Shares then purchasable upon exercise of this Warrant in the same manner and to the same extent as if the Holder were then the registered owner of such number of Shares. For purposes of this Section 3(a), the per share amount of any distribution of property shall be the fair market value thereof as determined by the Board in good faith in the resolutions authorizing any such distribution.

(b) In case the Company shall at any time subdivide the outstanding shares of Common Stock, the Warrant Price in effect immediately prior to such subdivision shall be proportionately decreased, and in case the Company shall at any time combine the outstanding shares of Common Stock, the Warrant Price in effect immediately prior to such combination shall be proportionately increased, effective from and after the record date of such subdivision or combination, as the case may be. Upon any adjustment in the Warrant Price per Share pursuant to this Section 3(b), the Holder shall thereafter be entitled to purchase, at the adjusted Warrant Price, the number of Shares, calculated to the nearest full Share obtained by (X) multiplying the number of Shares purchasable hereunder immediately prior to such adjustment by the Warrant Price in effect immediately prior to such adjustment, and (Y) dividing the product thereof by the Warrant Price resulting from such adjustment. No such adjustment in the number of Shares that may be purchased upon exercise of this Warrant shall be required in the event of an adjustment in the Warrant Price per Share pursuant to Section 3(a).

(c) In the event of the issuance of additional shares of Common Stock as a dividend or distribution to the holders of outstanding shares of Common Stock, from and after the day which is the record date for the determination of stockholders entitled to such dividend or distribution, the Holder shall (until another adjustment) be entitled to purchase the number of Shares purchasable hereunder immediately prior to said record date multiplied by the percentage which the number of additional shares of Common Stock constituting any such distribution is of the total number of shares of Common Stock outstanding immediately prior to said record date plus the number of shares of Common Stock issuable upon conversion of the outstanding convertible securities or upon exercise of any outstanding warrants, options or rights (including those with respect to convertible securities) and adding the result so obtained to the number of Shares purchasable hereunder immediately prior to said record date. Upon each adjustment pursuant to this Section 3(c), the Warrant Price in effect immediately prior to such adjustment shall be reduced to an amount determined by dividing (X) the product obtained by multiplying such Warrant Price by the number of Shares purchasable hereunder immediately prior to such adjustment by (Y) the number of Shares purchasable hereunder immediately following such adjustment.

(d) In the event that the Company shall issue or sell Additional Shares of Common Stock (as defined in Section 3(f)) after August 22, 2002 (the “Protection Date”), other than as a dividend or distribution as provided in Section 3(c), and other than upon a subdivision or combination of shares of Common Stock as provided in Section 3(b), for a consideration per share less than then existing Warrant Price, then the Warrant Price shall be reduced, as of the date of such issue or sale, to a price determined as follows: the new Warrant Price shall be determined by multiplying the old Warrant Price by a fraction (A) the numerator of which shall be (1) the number of shares of Common Stock (on an as-converted basis) outstanding immediately prior to such issue or sale plus (2) the number of shares of Common Stock that the aggregate consideration received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at such Warrant Price, and (B) the denominator of which shall be (1) the number of shares of Common Stock (on an as-converted basis) outstanding immediately prior to such issue or sale plus (2) the number of such Additional Shares of Common Stock so issued.

(e) For the purpose of making the adjustments provided in Section 3(d), the consideration received by the Company for any issue or sale of securities shall:

(i) to the extent it consists of cash, be computed at the net amount of cash received by the Company after deduction of any underwriting or similar commissions, concessions or compensation paid or allowed by the Company in connection with such issue or sale;

(ii) to the extent it consists of services or property other than cash, be computed at the fair value of such services or property as determined in good faith by the Board; and

(iii) if Additional Shares of Common Stock are issued or sold together with other stock or securities or other assets of the Company for a consideration that covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Shares of Common Stock.

(f) Definition. The term “Additional Shares of Common Stock” as used herein shall mean all shares of Common Stock or securities convertible into or exercisable for shares of Common Stock issued or deemed issued by the Company after the date hereof, whether or not subsequently reacquired or retired by the Company, other than (i) up to 5,000,000 shares of the Company’s Series A Convertible Preferred Stock, $0.001 par value, and up to 5,000,000 shares of Common Stock issuable upon conversion thereof, (ii) up to 6,537,634 shares of the Company’s Series B Convertible Preferred Stock, $0.001 par value, and up to 6,537,634 shares of Common Stock issuable upon conversion thereof, (iii) securities exercisable for up to 2,011,259 shares of Common Stock issuable to employees, officers, directors, consultants or other persons performing services for or on behalf of the Company (if so issued solely because of any such person’s status as an officer, director, employee, consultant or other person performing services for or on behalf of the Company and not as part of any offering of the Company’s securities) pursuant to any stock option plan, stock purchase plan, management incentive plan, consulting agreement or similar arrangement approved by the Board, and shares of Common Stock issuable upon the exercise thereof (as adjusted, in the case of clauses (i-iv), for all stock dividends, stock splits, subdivisions, combinations and other similar transactions and, in the case of clause (iii), to reflect an increase in the number of shares subject to the Company’s 2000 Equity Incentive Plan pursuant to any validly effected amendment thereto) and (iv) securities issued in consideration of the acquisition by the corporation of the assets, capital stock or other equity interests of another entity.

4. Reorganization, Reclassification, Consolidation or Merger. If at any time while this Warrant is outstanding there shall be any reorganization or reclassification of the shares of Common Stock (other than a subdivision or combination of shares provided for in Section 3(b)), or any consolidation or merger of the Company with another corporation, the Holder shall thereafter be entitled to receive, during the term hereof and upon payment of the Warrant Price, the number of shares of stock or other securities or property of the Company or of the successor corporation resulting from such transaction, as the case may be, to which a holder of the Shares deliverable upon the exercise of this Warrant would have been entitled upon such reorganization, reclassification, consolidation, incorporation, exchange or merger if this Warrant had been exercised immediately prior to such reorganization, reclassification, consolidation, incorporation, exchange or merger; and in any such case, appropriate equitable adjustment (as determined by the Board) shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the Holder to the end that the provisions set forth herein (including the adjustment of the Warrant Price and the number of Shares issuable upon the exercise of this Warrant) shall thereafter be applicable, as near as reasonably may be, in relation to any shares or other property thereafter deliverable upon the exercise hereof.

5. Notice of Adjustments. Upon any adjustment of the Warrant Price and any increase or decrease in the number of Shares purchasable upon the exercise of this Warrant, then,

and in each such case, the Company, within 30 days after a Holder’s request, shall give written notice thereof to the Holder at its address as shown on the books of the Company, which notice shall state the Warrant Price as adjusted and the increased or decreased number of Shares purchasable upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation of each.

6. Charges, Taxes and Expenses. The issuance of Shares upon any exercise of this Warrant shall be made without charge to the Holder for any tax or other expense in respect to such issuance (other than taxes based on the income or revenues of the Holder), all of which taxes and expenses shall be paid by the Company, and, subject to Sections 8 and 9(d), such Shares shall be issued in the name of, or in such name or names as may be directed by, the Holder; provided, however, that in the event that Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by an instrument of transfer in form satisfactory to the Company, duly executed by the Holder in person or by an attorney duly authorized in writing and the Holder shall pay all transfer taxes payable upon issuance of such Shares.

7. Stockholders Agreement. It shall be a condition to the exercise of this Warrant that the Holder execute and deliver a counterpart signature page to the Company’s Stockholders Agreement dated August 22, 2000, as may be amended (the “Stockholders Agreement”), if the Holder is not already a party thereto. By accepting this Warrant, the Holder expressly acknowledges and agrees that all Shares issuable pursuant to the exercise hereof shall be subject to the Stockholders Agreement.

8. Compliance with Securities Laws:

(a) Investment Representations. By its acceptance hereof, the Holder represents and warrants that:

(i) this Warrant is, and the Shares will be, acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof; it has no present intention of selling, granting participation in, or otherwise distributing this Warrant or the Shares; and it does not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer or grant participations to such person, or to any third person, with respect to the Warrant or the Shares;

(ii) it understands that this Warrant and the Shares have not been registered under the Securities Act of 1933, as amended (the “1933 Act”), on the grounds that the issuance of the Warrant and the Shares are exempt from registration under the 1933 Act, and that the Company’s reliance on such exemption is predicated in part upon the Holder’s representations and warranties set forth herein. The Holder realizes that the basis for such exemption may not be present in the event that, notwithstanding such representations and warranties, the Holder has in mind merely acquiring the Warrant for a fixed or determined period in the future, or for a market rise, or for sale if the market does not rise. The Holder does not have any such intentions;

(iii) it is an accredited investor, as defined under Regulation D of the 1933 Act, as amended, experienced in evaluating companies such as the Company, is able to fend for itself in the transactions contemplated by this Warrant, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Warrant and the Shares, and has the ability to bear the economic risks of its investment in the Warrant and the Shares, including the risk that it may lose its entire investment. The Holder further represents that it has had the opportunity to consult with its own legal counsel with respect hereto, and has had access, during the course of the transactions and prior to the issuance of this Warrant, to all such information as it deemed necessary or appropriate (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) and that it has had, during the course of the transactions and prior to the issuance of this Warrant, the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of the offering and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access;

(iv) it understands that the Warrant and the Shares may not be sold, transferred or otherwise disposed of without registration under the 1933 Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Warrant (or the Shares) or an available exemption from registration under the 1933 Act, the Warrant and the Shares must be held indefinitely. In particular, the Holder is aware that the Warrant and the Shares may not be sold pursuant to Rule 144 promulgated under the 1933 Act unless all of the conditions of that Rule are met. Among the conditions for use of Rule 144 is the availability to the public of current information about the Company. Such information is not now available to the public and the Company has no present plans to make such information available to the public. The Holder represents that, in the absence of an effective registration statement covering the Warrant or the Shares, it will sell, transfer or otherwise dispose of the Warrant or the Shares only in a manner consistent with its representations set forth herein;

(v) in no event will it make a transfer or disposition of the Warrant or the Shares other than in compliance with all applicable laws; and

(vi) it understands that each certificate or instrument representing the Warrant or the Shares will be endorsed with restrictive legends as required by applicable state securities laws and substantially as follows:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR APPLICABLE STATE SECURITIES LAWS. THESE

SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR DELIVERY TO THE ISSUER OF AN OPINION OF LEGAL COUNSEL REASONABLY ACCEPTABLE TO IT TO THE EFFECT THAT AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE FOR THE PROPOSED TRANSACTION.

(b) No Public Market. The Holder understands that no public market now exists for any of the securities issued by the Company and that there is no assurance that a public market will ever exist for the Warrant or the Shares.

9. Miscellaneous.

(a) The terms of this Warrant shall be binding upon and shall inure to the benefit of any successors or assigns of the Company and the Holder and of the Shares issued or issuable upon the exercise hereof.

(b) No Holder, as such, shall be entitled to vote or receive distributions (except as provided in paragraph 3) or be a stockholder of the Company for any purpose.

(c) Except as otherwise provided herein, this Warrant and all rights hereunder are transferable by the registered Holder hereof in person or by duly authorized attorney on the books of the Company upon surrender of this Warrant, properly endorsed, to the Company. The Company may deem and treat the registered Holder of this Warrant at any time as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary.

(d) Notwithstanding any provision herein to the contrary, the Holder may not exercise, sell, transfer or otherwise assign this Warrant unless the Company is provided with an opinion of counsel satisfactory in form and substance to the Company, to the effect that such exercise, sale, transfer or assignment does not violate the Securities Act of 1933, as amended, or applicable state securities laws.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

DATED as of the 22nd day of August, 2000.

Targacept, Inc.

By:	/s/ J. Donald deBethizy

J. Donald deBethizy
President

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, and assigns and transfers unto R. J. Reynolds Tobacco Holdings, Inc. that certain warrant (the “Warrant”) to purchase 1,612,903 shares of the common stock, $0.001 par value per share, of Targacept, Inc. (the “Company”) and the rights represented thereto in accordance with the terms and conditions thereof, and does hereby irrevocably constitute and appoint _________________________________________ attorney-in-fact to transfer the Warrant on the books of the Company, with full power of substitution.

Holder:

R. J. REYNOLDS TOBACCO COMPANY

By:	/s/ Charles A. Blixt

	Name:	Charles A. Blixt
	Title:	EVP and General Counsel

Dated: July 16, 2001

In the presence of:

/s/ Lynn L. Lane

Name:	Lynn L. Lane, Treasurer

By affixing its signature below, the undersigned expressly assumes all of the obligations under the Warrant of the holder thereof.

Accepted and Agreed to by:

R. J. REYNOLDS TOBACCO HOLDINGS, INC.

By:	/s/ McDara P. Folan, III

	Name:	McDara P. Folan, III
	Title:	Vice President, Deputy General Counsel, Secretary